PROMISSORY NOTE


$1,000,000                                                February 28, 1996


          EXECUTIVE TELECARD, LTD., a Delaware corporation (hereinafter called "Maker"), for value received, promises to pay to the order of World Wide Export, Ltd., an Israeli corporation with principle offices at 28 Hamesgar Street, Tel Aviv, Israel (hereinafter called "Payee"), in lawful money of the United States of America, the principal amount of one million dollars ($1,000,000.00).

          Principal and interest shall be payable as follows:

          All accrued interest shall be payable in monthly installments, the first payment commencing on March 28, 1996 and continuing on the 28th day of each month thereafter through September 28, 1997 at which time the unpaid principal amount and all accrued but unpaid interest shall be due and payable in full.

          The unpaid principal amount outstanding under this Note shall bear interest from the date hereof until paid in full at a rate of twelve percent (12%) per annum.

          MAKER SHALL make all payments due hereunder to the following address:

               World Wide Export Ltd.
               c/o Merrill, Lynch, Pierce, Fenner and Smith
               115 West Century Road
               Paramus, New Jersey 07962
               Attention: James Mulcahy

           MAKER SHALL be entitled to prepay the principal or interest of this Note from time to time and at any time, in whole or in part, without premium or penalty. Provided, however, that if the principal of this Note is prepaid in whole or in part, at any time after the date hereof, all accrued and unpaid interest with respect to such principal amount prepaid if due and payable on the date of such prepayment.

          ALL PAST due principal and interest shall bear interest until paid at the highest rate allowed by applicable law.

          IF ANY payment on this Note becomes due and payable on a Saturday or Sunday, the maturity thereof shall be extended to the next succeeding business day and interest thereon shall be payable at the then applicable rate during such extension. Interest shall be calculated on the basis of the actual number of days (including the first day but excluding the last) elapsed over a year of 360 days.

          MAKER WARRANTS and represents to Payee that Maker is a corporation existing and in good standing under the laws of the State of Delaware, that the borrowing evidenced hereby, the execution and delivery of this Note and the performance by Maker of its obligations under this Note or under any security or other agreement relating to the payment of this Note are within Maker's corporate powers, have been authorized by all necessary corporate action, have received all necessary governmental approval, if any is required, and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of Maker or of any agreement to which Maker is a party or is bound thereby.
          IF DEFAULT, is made in the payment of any installment of interest or principal, as and when the same is or becomes due and such default continues for five business days following delivery to Maker of written notice of default by Payee, the owner and holder of this Note may, without notice or demand, declare all sums owing hereon at once due and payable. If default is made in the payment of this Note at maturity (regardless of how maturity may be brought about), and the same is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in bankruptcy, receivership or other judicial proceedings for the establishment or collection of any amount called for hereunder, or any amount payable or to be payable hereunder is collected through any such proceedings, Maker agrees to pay the owner and holder of this note all reasonable attorney's and collection fees incurred and actually expended by such owner and holder for such purposes.

          MAKER, expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, bringing of suit and diligence in taking any action to collect amounts called for hereunder.

          NO DELAY on the part of the holder of this Note in the exercise of any power or right under this Note, or under any other instrument executed pursuant hereto, shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

          IT IS the intention of Maker and Payee to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including without limitation, the laws of the State of Delaware and the laws of the United States), then in that event, notwithstanding anything to the contrary in any agreement entered into in connection with or as security for this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this Note or under any of the other aforesaid agreements or otherwise in connection with this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, (or, if this Note shall have been paid in full, refunded to the Maker); and (ii) in the event that maturity of this Note is accelerated by reason of an election by the holder hereof resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in this Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited on this Note (or if this Note shall have been paid in full, refunded to the Maker).

          At such time as three (3) or more of the members of the Maker's Board of Directors serving as of the date first above written shall cease to be members of the Maker's Board of Directors, the Maker shall promptly give notice of such change to the Payee, and the Payee may require the Maker to repay the principal amount of $1,000,000 together with any interest thereon (but without any premium or penalty) immediately upon receipt of such request from the Payee.

          THIS NOTE has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of New York and shall be performable in the State of New Jersey.


                                 MAKER

                                 EXECUTIVE TELECARD, LTD.



                                 /s/Allen Mandel
                                 By:  Allen Mandel
                                 Its: Executive Vice President

                           STOCK OPTION AGREEMENT

          THIS AGREEMENT is made February 28, 1996, by and between Executive Telecard, Ltd., a Delaware corporation (the "Corporation") and World Wide Export, Ltd. ("World Wide").

          1. Grant of Option. The Corporation hereby grants to World Wide the right, privilege and option to purchase eighty-two thousand five hundred (82,500) shares of its restricted common stock at the purchase price of Six Dollars ($6.00) per share, in the manner and subject to the conditions hereinafter provided.

          2. Time of Exercise of Option. The aforesaid option may be exercised at any time, and from time to time, in whole or in part, until the termination thereof as provided in paragraph 4 below.

          3. Method of Exercise. The option shall be exercised by written notice directed to the Corporation at the Corporation's principal place of business at 8 Avenue C, Nanuet, New York 10954, accompanied by a check in payment of the option price for the number of shares specified and paid for. The Corporation shall make immediate delivery of such shares, provided that if any law or regulation requires the Corporation to take any action with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take action.

          4. Termination of Option. The option, to the extent not heretofore exercised, shall terminate on the third (3rd) anniversary of the date of this Agreement.

          5. Reclassification, Consolidation or Merger. If and to the extent that the number of issued shares of the common stock of the Corporation shall be increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to option and the option price per share shall be proportionately adjusted. If the Corporation is reorganized or consolidated or merged with another corporation, World Wide shall be entitled to receive options covering shares of such reorganized, consolidated or merged company in the same proportion, at an equivalent price, and subject to the same conditions. For the purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to the option immediately after the reorganization, consolidation or merger over the aggregate option price of such shares shall not be more than the excess of the aggregate fair market value of all shares subject to the option immediately before such reorganization, consolidation or merger over the aggregate option price of such shares, and the new option or assumption of the old option shall not give World Wide additional benefits which he did not have under the old option, or deprive him of benefits which he had under the old option.

          6. Rights Prior to Exercise of Option. This option is non-transferable by World Wide, except in the event of his death, and during his lifetime is exercisable only by him. World Wide shall have no rights as a stockholder with respect to the option shares until payment of the option price and delivery to him of such shares as herein provided.

          7. Investment Intent. World Wide represents that all common shares of the Corporation purchased by him pursuant to the exercise of all or any portion of the option will be acquired for investment purposes and not with a view to distribution, and that he will not sell or otherwise dispose of any such common shares in any manner which is contrary to the laws, regulations and rules enforced or promulgated by the Securities and Exchange Commission.

          8. Notices. All Notices and other communication hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed first class, postage prepaid:

               a) If to the Corporation, at 8 Avenue C, Nanuet, New York 10954; and

               b)   If to World Wide, at 28 Hamesgar Street, Tel Aviv,
Israel.

          9. Governing Law. This Agreement shall be deemed to be made under and shall be construed in accordance with the laws of the State of New York.

          10. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

WORLD WIDE EXPORT, LTD.            EXECUTIVE TELECARD, LTD.



                                   /s/Allen Mandel
By:                                By:  Allen Mandel
Its:                               Its: Executive Vice President